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                                                                      EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-83768 of Boyd Bros. Transportation Inc. on Form S-8 of our report dated June 1, 1999, appearing in this Annual Report on Form 11-K of Boyd Bros. Transportation Inc. 401 (K) Profit Sharing Plan for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Birmingham, Alabama
June 28, 1999